Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment No. 2 and Amendment No. 2, to the Registration Statement on Form N-1A of Tortoise Power and Energy Infrastructure Fund, a series of Tortoise Capital Series Trust, under the headings “Fund Service Providers” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

December 6, 2024